Exhibit (14)

         CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the references to our firm under the caption "Financial Statements and Experts" in the Prospectus/Proxy Statement of Touchstone Strategic Trust relating to the reorganization of the Touchstone Small Cap Growth Fund into the Touchstone Diversified Small Cap Growth Fund, both series of the Touchstone Strategic Trust, and to the incorporation by reference of our report dated May 22, 2007, with respect to the financial statements and financial highlights of the Touchstone Small Cap Growth Fund and the Touchstone Diversified Small Cap Growth Fund, included in the Annual Report for the year ended March 31, 2007, in the Prospectus/Proxy Statement included in this Registration Statement on Form N-14 of the Touchstone Strategic Trust.

We also consent to the reference to our firm under the captions "Disclosure of Portfolio Holdings," "Independent Registered Public Accounting Firm" and "Financial Statements" in the Statement of Additional Information, and to the incorporation by reference of our report, dated May 22, 2007, on the financial statements and financial highlights of the Touchstone Small Cap Growth Fund and the Touchstone Diversified Small Cap Growth Fund included in the Annual Report for the year ended March 31, 2007, in Post-Effective Amendment No. 67 to the Registration Statement (Form N-1A, 1933 No. 333-134486) as filed with the Securities and Exchange Commission on August 1, 2007, which is incorporated by reference into the Statement of Additional Information included in this Registration Statement on Form N-14 of the Touchstone Strategic Trust.

                                                /s/ Ernst & Young LLP

Cincinnati, Ohio
September 18, 2007